EXHIBIT D(3)

     Certificate of Amendment of the Certificate of Incorporation of American International Life Insurance Company of New York, dated February 4, 1972

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                                STATE OF NEW YORK

                              INSURANCE DEPARTMENT

                                324 STATE STREET

                             ALBANY, NEW YORK 12210

BENJAMIN R. SCHENCK

Superintendent of Insurance

     The attached Certificate of Amendment of Certificate of Incorporation of AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK, of New York, New York, to effect the following:

     To increase authorized capital from $1,000,000 comprised of 10,000 shares with a par value of $100. per share to $1,250,000. comprised of 12,500 shares with a par value of $100. per share,

     IS HEREBY APPROVED February 22, 1972 pursuant to Section 53, of the New York Insurance Law.

                                             In Witness Whereof, I have hereunto
                                             set my hand and affixed the
                                             official seal of this Department at
                                             the City of Albany, New York, this
                                             22nd day of February, 1972.

                                             BENJAMIN R. SCHENCK
                                             Superintendent of Insurance

                                             By  /s/ Robert J. Bertrand

                                             Robert J. Bertrand
                                             Deputy Superintendent



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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
            AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK

               Under Section 805 of the Business Corporation Law

     The undersigned, being the President and Secretary, does hereby certify and set forth:

     1. The name of the corporation is AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK.

     2.  The  certificate  of  incorporation  of  AMERICAN   INTERNATIONAL  LIFE
ASSURANCE COMPANY OF NEW YORK was filed with the Department of State on the 16th day of March, 1962.

     3. The certificate of incorporation of AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK is hereby amended, pursuant to section 805 of the Business Corporation Law, to effect a change in the authorized paid-in capital from $1,000,000 divided into 10,000 each, to be increased to $1,250,000 divided into 12,500 shares of Common Stock at a par value of $100.00 each.

     4. The certificate of incorporation in section 10 is hereby amended as follows:

     "The amount of the capital of this corporation shall be One Million Two Hundred and Fifty Thousand Dollars ($1,250,000) and shall consist of Twelve Thousand Five Hundred (12,500) shares of the par value of One Hundred Dollar ($100.00) each." 5. The manner in which this amendment to the certificate of incorporation of AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK was authorized was by unanimous consent of the Shareholders and approved by the Board of Directors.

     IN  WITNESS  WHEREOF,   the  undersigned  have  executed  and  signed  this
certificate   this  4th  day  of  February,   1972.

                                                  /s/  George  A.   Abouzeid
                                             -----------------------------------
                                             George A.  Abouzeid - President

                                                 /s/ Preston E. Heath
                                             ----------------------------------

                                             Preston E. Heath - Secretary

         SEAL



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         STATE OF NEW YORK )
                                    :       SS.:
         COUNTY OF NEW YORK)

     BEFORE ME, the undersigned officers, personally appeared GEORGE A. ABOUZEID and PRESTON E. HEATH, who acknowledged that they were President and Secretary respectively of AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK, and that they, as such officers, being authorized to do so, executed the foregoing instrument for the purpose therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 4th day February, 1972.

                                                       /s/ Donald T. DeCarlo
                                                       -------------------------
                                                       Notary Public
                                                       DONALD T. DECARLO



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                                STATE OF NEW YORK

                                DEPARTMENT OF LAW

                                     ALBANY



LOUIS J. LEFKOWITZ
         ATTORNEY GENERAL

PAXTON BLAIR
         SOLICITOR GENERAL

     I, Louis J. Lefkowitz, Attorney General of the State of New York, do hereby certify that I have examined the annexed proposed Declaration and Charter of American International Life Assurance Company of New York with principal office at 102 Maiden Lane, in the City, County and State of New York, for the purpose of transacting the kinds of insurance business authorized by Section 46, paragraphs 1, 2, 3 and 23 of the Insurance Law of the State of New York, together with the proof of publication of notice of intention to form such corporation, and I am of the opinion that the instruments submitted conform with the requirements of law.

                                        In Witness Whereof, I have hereunto set
                                        my hand and affixed the official seal
                                        of my office the day and year first
                                        above written.

                                        LOUIS J. LEFKOWITZ
                                        Attorney General
                                        By:______________________________
                                             Solicitor General